Exhibit 99.1
News Release
JBT Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

For Release: Immediate

Investors & Media:	Jeff Scipta	+1 312 861 5930

JBT Corporation Delivers Strong Revenue, Earnings and
Order Gains in the Third Quarter 2017

Third-Quarter 2017 Highlights:

◦	Revenue of $421 million, up 20 percent from prior year period

◦	Operating income of $42.2 million, an increase of 43 percent

◦	Total segment operating profit of $53.2 million, an increase of 32 percent

◦	Diluted earnings per share from continuing operations of $0.82, compared with $0.69 in the third quarter of 2016

◦	Inbound orders of $440 million, ahead 27 percent with a record backlog

◦	Refines full-year 2017 earnings per share guidance to $3.00 - $3.10

CHICAGO, October 23, 2017-JBT Corporation (NYSE: JBT), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported results for the third quarter of 2017.
Revenue increased 20 percent from the same period in 2016, comprised of 5 percent organic growth and 15 percent growth from acquisitions. Operating income expanded 43 percent year over year with a 160 basis point improvement in operating margins. Total segment operating profit increased 32 percent year over year with a 110 basis point gain in segment operating profit margins.
Diluted earnings per share from continuing operations was $0.82 for the third quarter of 2017 compared to $0.69 in the third quarter of 2016.

“Our third quarter performance was characterized by double-digit revenue and earnings gains, margin expansion, and continued order strength,” said Tom Giacomini, Chairman, President and Chief Executive Officer. “Market conditions remained robust across FoodTech and AeroTech and we executed well.”

Orders and Backlog
For the third quarter of 2017, inbound orders of $440 million increased 27 percent from the prior year, reflecting a gain of 22 percent at FoodTech and a 38 percent increase at AeroTech. Backlog improved 23 percent from the year-ago period.

2017 Outlook

“JBT’s strong third quarter performance reinforces our confidence in the full-year guidance,” said Brian Deck, JBT’s Executive Vice President and Chief Financial Officer. “For full-year 2017, we raised the bottom end of our guidance and currently anticipate earnings per share of $3.00 - $3.10.”

Third Quarter 2017 Earnings Conference Call
A conference call is scheduled for 10:00 a.m. EDT on Tuesday, October 24, 2017 to discuss third quarter 2017 financial results. Participants may access the conference call by dialing (833) 238-7952 in the U.S. and Canada or (647) 689-4200 for international callers and using conference ID 95708090, or through the Investor Relations link on our website at http://ir.jbtcorporation.com. An online audio replay of the call will be available on the Company’s Investor Relations website at approximately 1:30 p.m. EDT on October 24, 2017.
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JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 5,700 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit www.jbtc.com.
This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These risks and uncertainties are described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission that may be accessed on the Company’s website. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenue	$420.8	$349.6	$1,151.4	$945.5
Cost of sales	299.3	255.5	817.5	678.8

Gross profit	121.5	94.1	333.9	266.7
Gross profit %	28.9%	26.9%	29.0%	28.2%

Selling, general and administrative expense	73.7	56.5	221.2	168.4
Research and development expense	6.9	6.3	19.6	17.7
Restructuring expense	0.3	0.3	1.3	9.4
Other (income) expense, net	(1.6)	1.5	(0.6)	2.1

Operating income	42.2	29.5	92.4	69.1
Operating income %	10.0%	8.4%	8.0%	7.3%

Net interest expense	3.6	2.8	10.3	7.0
Income from continuing operations before income taxes	38.6	26.7	82.1	62.1
Provision for income taxes	12.2	6.1	19.8	17.5
Income from continuing operations	26.4	20.6	62.3	44.6
Loss from discontinued operations, net of taxes	(0.6)	—	(1.2)	(0.1)
Net income	$25.8	$20.6	$61.1	$44.5

Basic earnings per share:
Income from continuing operations	$0.83	$0.70	$1.99	$1.52
Loss from discontinued operations	(0.02)	—	(0.04)	(0.01)
Net income	$0.81	$0.70	$1.95	$1.51

Diluted earnings per share:
Income from continuing operations	$0.82	$0.69	$1.97	$1.50
Loss from discontinued operations	(0.02)	—	(0.04)	(0.01)
Net income	$0.80	$0.69	$1.93	$1.49

Weighted average shares outstanding
Basic	31.9	29.4	31.3	29.4
Diluted	32.3	29.8	31.7	29.8

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Income from continuing operations as reported	$26.4	$20.6	$62.3	$44.6

Non-GAAP adjustments:
Restructuring expense	0.3	0.3	1.3	9.4

Impact on tax provision from Non-GAAP adjustments(1)	(0.1)	(0.1)	(0.4)	(3.0)

Adjusted income from continuing operations	$26.6	$20.8	$63.2	$51.0

Income from continuing operations as reported	$26.4	$20.6	$62.3	$44.6
Total shares and dilutive securities	32.3	29.8	31.7	29.8
Diluted earnings per share from continuing operations	$0.82	$0.69	$1.97	$1.50

Adjusted income from continuing operations	$26.6	$20.8	$63.2	$51.0
Total shares and dilutive securities	32.3	29.8	31.7	29.8
Adjusted diluted earnings per share from continuing operations	$0.82	$0.70	$1.99	$1.71

(1) Impact on tax provision was calculated using the Company’s annual effective tax rate of 31.0% and 30.6%, for 2017 and 2016, respectively.
The above table contains adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures, and are intended to provide an indication of our underlying ongoing operating results and to enhance investors’ overall understanding of our financial performance by eliminating the effects of certain items that are not comparable from one period to the next. In addition, this information is used as a basis for evaluating our performance and for the planning and forecasting of future periods. This information is not intended to nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net income	$25.8	$20.6	$61.1	$44.5

Loss from discontinued operations, net of taxes	(0.6)	—	(1.2)	(0.1)

Income from continuing operations as reported	26.4	20.6	62.3	44.6

Provision for income taxes	12.2	6.1	19.8	17.5
Net interest expense	3.6	2.8	10.3	7.0
Depreciation and amortization	12.8	9.1	37.9	27.2

EBITDA	55.0	38.6	130.3	96.3

Restructuring expense	0.3	0.3	1.3	9.4

Adjusted EBITDA	$55.3	$38.9	$131.6	$105.7

The above table provides net income as adjusted by income taxes, net interest expense and depreciation and amortization expense recorded during the period to arrive at EBITDA. Further, we add back to EBITDA significant expenses that are not indicative of our ongoing operations to calculate an Adjusted EBITDA for the periods reported. Given the Company’s focus on growth through strategic acquisitions, management considers Adjusted EBITDA to be an important non-GAAP financial measure. This measure allows us to monitor business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results. This information is not intended to nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue
JBT FoodTech	$296.1	$235.9	$816.6	$642.2
JBT AeroTech	124.8	112.7	334.8	303.3
Other revenue and intercompany eliminations	(0.1)	1.0	—	—
Total revenue	$420.8	$349.6	$1,151.4	$945.5

Income before income taxes
Segment operating profit(1)
JBT FoodTech	$37.8	$28.2	$89.4	$78.0
JBT FoodTech segment operating profit %	12.8%	12.0%	10.9%	12.1%

JBT AeroTech	15.4	12.0	35.8	31.9
JBT AeroTech segment operating profit %	12.3%	10.6%	10.7%	10.5%

Total segment operating profit(2)	53.2	40.2	125.2	109.9
Total segment operating profit %	12.6%	11.5%	10.9%	11.6%

Corporate expense(1)	(10.7)	(10.4)	(31.5)	(31.4)
Restructuring expense	(0.3)	(0.3)	(1.3)	(9.4)

Operating income	$42.2	$29.5	$92.4	$69.1
Operating income %	10.0%	8.4%	8.0%	7.3%

Other business segment information

Inbound Orders
JBT FoodTech	$296.4	$242.2	$897.3	$665.0
JBT AeroTech	144.0	104.6	365.4	333.2
Intercompany eliminations/other	—	—	0.1	—
Total inbound orders	$440.4	$346.8	$1,262.8	$998.2

			As of September 30,
			2017	2016
Order Backlog
JBT FoodTech			$438.9	$334.1
JBT AeroTech			269.4	242.5
Total order backlog			$708.3	$576.6

(1) Segment operating profit is defined as total segment revenue less segment operating expenses. Corporate expense, restructuring expense, interest income and expense and income taxes are not allocated to the segments. Corporate expense generally includes corporate staff-related expense, stock-based compensation, pension and other postretirement benefit expenses not related to service, LIFO adjustments, certain foreign currency related gains and losses, and the impact of unusual or strategic events not representative of segment operations.

(2) Total segment operating profit, as presented elsewhere in this release, is a non-GAAP measure.  The table above includes a reconciliation of total segment operating profit to operating income.  We believe that this measure provides to investors a more comprehensive understanding of the information used by management in evaluating the performance of its segment operations.  It is not intended to nor shall be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	September 30,	December 31,
	2017	2016

Cash and cash equivalents	$38.4	$33.2
Trade receivables, net	299.9	260.5
Inventories	217.5	139.6
Other current assets	53.5	51.7
Total current assets	609.3	485.0

Property, plant and equipment, net	231.0	210.2
Other assets	584.6	492.2
Total assets	$1,424.9	$1,187.4

Short-term debt and current portion of long-term debt	$12.2	$7.1
Accounts payable, trade and other	159.1	135.7
Advance and progress payments	160.8	110.5
Other current liabilities	143.2	139.7
Total current liabilities	475.3	393.0

Long-term debt, less current portion	391.8	491.6

Accrued pension and other postretirement benefits, less current portion	77.9	86.1
Other liabilities	49.6	36.8

Common stock and additional paid-in capital	246.5	70.3
Retained earnings	317.6	266.6
Accumulated other comprehensive loss	(133.8)	(157.0)
Total stockholders' equity	430.3	179.9
Total liabilities and stockholders' equity	$1,424.9	$1,187.4

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Nine Months Ended
	September 30,
	2017	2016

Cash flows from operating activities:
Income from continuing operations	$62.3	$44.6

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	37.9	27.2
Other	7.2	8.0

Changes in operating assets and liabilities:
Trade accounts receivable, net	(20.6)	(27.0)
Inventories	(53.8)	(37.9)
Accounts payable, trade and other	11.7	10.3
Advance and progress payments	37.0	10.3
Other - assets and liabilities, net	(12.5)	(8.6)

Cash provided by continuing operating activities	69.2	26.9

Cash required by discontinued operating activities	(1.2)	(0.1)

Cash provided by operating activities	68.0	26.8

Cash flows required by investing activities:
Acquisitions, net of cash acquired	(103.1)	(3.2)
Capital expenditures	(27.5)	(24.9)
Other	1.4	1.9

Cash required by investing activities	(129.2)	(26.2)

Cash flows provided by financing activities:
Net proceeds (payments) on credit facilities	(95.0)	22.4
Dividends	(9.6)	(8.9)
Purchase of treasury stock	(5.0)	(4.4)
Proceeds from stock issuance, net of stock issuance costs	184.1	—
Other	(9.5)	(1.1)

Cash provided by financing activities	65.0	8.0

Effect of foreign exchange rate changes on cash and cash equivalents	1.4	2.1

Increase in cash and cash equivalents	5.2	10.7

Cash and cash equivalents, beginning of period	33.2	37.2

Cash and cash equivalents, end of period	$38.4	$47.9